Exhibit 33.1

Management Assertion on

Compliance with Applicable Servicing Criteria

The Board of Directors and Management

The Student Loan Corporation:

Management of The Student Loan Corporation (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of all asset-backed securities transactions involving student loans for which the Company acted as the servicer as of and for the year ended December 31, 2011. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform and provides the applicable periods for which the servicing criteria were the responsibility of the Company.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2011. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

The criteria listed in the Section titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Company based on the activities it performs with respect to the Platform.

Based on such assessment, management believes that, as of and for the year ended December 31, 2011, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2011 as set forth in this assertion, including the appendices.

The Student Loan Corporation

/s/ Joseph Guage
Joseph Guage
Vice President and Chief Financial Officer
March 19, 2012

Appendix A

The asset-backed securities transactions listed below constitute the Platform as of and for the year ended December 31, 2011.

• SLC Student Loan Trust 2004-1	• SLC Student Loan Trust 2007-2

• SLC Student Loan Trust 2005-1	• SLC Student Loan Trust 2008-1

• SLC Student Loan Trust 2005-2	• SLC Student Loan Trust 2008-2

• SLC Student Loan Trust 2005-3	• SLC Student Loan Trust 2009-1

• SLC Student Loan Trust 2006-1	• SLC Student Loan Trust 2009-2

• SLC Student Loan Trust 2006-2	• SLC Student Loan Trust 2009-3

• SLC Private Student Loan Trust 2006-A	• SLC Student Loan Trust 2010-1

• SLC Student Loan Trust 2007-1

The Company’s assessment of compliance with the applicable servicing criteria set forth in Section 1122 of Regulation AB of the Securities and Exchange Commission covers the periods defined in the table below:

		2004-1, 2005-1, 2005-2, 2005-3, 2006-1, 2006-2, 2007-1, 2007-2, 2008-1, 2008-2, 2009-1, 2009-2, 2009-3, 2010-1	2006-A
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	January 1, 2011 to April 30, 2011	January 1, 2011 to December 31, 2011

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	January 1, 2011 to April 30, 2011	January 1, 2011 to December 31, 2011

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	January 1, 2011 to April 30, 2011	January 1, 2011 to December 31, 2011

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	January 1, 2011 to April 30, 2011	January 1, 2011 to December 31, 2011

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	January 1, 2011 to April 30, 2011	January 1, 2011 to December 31, 2011

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	January 1, 2011 to April 30, 2011	January 1, 2011 to December 31, 2011

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	January 1, 2011 to April 30, 2011	January 1, 2011 to December 31, 2011

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	January 1, 2011 to October 7, 2011	January 1, 2011 to December 31, 2011

Inapplicable Servicing Criteria

• 1122(d)(1)(iii)	• 1122(d)(4)(viii)

• 1122(d)(1)(iv)	• 1122(d)(4)(ix)

• 1122(d)(2)(ii)	• 1122(d)(4)(x)

• 1122(d)(2)(vi)	• 1122(d)(4)(xi)

• 1122(d)(4)(ii)	• 1122(d)(4)(xii)

• 1122(d)(4)(v)	• 1122(d)(4)(xiii)

• 1122(d)(4)(vi)	• 1122(d)(4)(xiv)

• 1122(d)(4)(vii)